EXHIBIT 4.3

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture, dated as of September 17, 2013 (this “Third Supplemental Indenture”), is entered into by and among (i) Reynolds American Inc., a North Carolina corporation (the “Company”), as Issuer; (ii) Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation, R. J. Reynolds Tobacco Company, a North Carolina corporation, R. J. Reynolds Tobacco Co., a Delaware corporation, Reynolds Innovations Inc., a North Carolina corporation, Reynolds Finance Company, a Delaware corporation, Conwood Holdings, Inc., a Delaware corporation, American Snuff Company, LLC, a Delaware limited liability company, Rosswil LLC, a Delaware limited liability company, R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation, R. J. Reynolds Global Products, Inc., a Delaware corporation, and RAI Services Company, a North Carolina corporation, each as a Guarantor (collectively, the “Guarantors”); and (iii) The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 31, 2006, as supplemented by the First Supplemental Indenture dated as of September 30, 2006 thereto and a Second Supplemental Indenture dated as of February 6, 2009 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance thereunder from time to time of the Company’s debentures, notes or other evidence of indebtedness to be issued in one or more series (the “Securities”);

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee may enter into a supplemental indenture for the purposes of, among other things, curing any ambiguity in the Indenture or making any provision which shall not adversely affect the interest of the Holders in any material respect, without the consent of any of the Holders;

WHEREAS, pursuant to Section 9.2 of the Indenture, the Company, the Guarantors and the Trustee may enter into a supplemental indenture for any purpose (provided the Holder of any Security affected consents); and

WHEREAS, the Company, the Guarantors and the Trustee desire to clarify the ability of Holders to consent to the amendment of any notice, waiting or other time period set forth in Article V of the Indenture and to amend the notices provision of the Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms.    Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

ARTICLE II

Clarification of Ability to Amend Time Periods in Article V

SECTION 2.1 Amendment of Section 9.2.    The following sentence is hereby inserted at the end of the first paragraph of Section 9.2 of the Indenture:

“For the avoidance of doubt, and subject to the other provisions of this Section 9.2, the Company, the Guarantors and the Trustee may enter into a supplemental indenture amending any notice, waiting or other time period in Article V with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such supplemental indenture (voting as one class).”

SECTION 2.2 Applicability of Amendment.    The amendment set forth in Section 2.1 shall only apply to new series of Securities first issued on or after the date of this Third Supplemental Indenture.

ARTICLE III

Amendment to Notices Provision

SECTION 3.1 Change of Address.    The address of the Trustee set forth in Section 12.2 of the Indenture is hereby deleted and replaced with the following:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway N.

Jacksonville, FL 32256

Attention: Corporate Trust Administration

SECTION 3.2 Electronic Communication.    The following paragraph is hereby inserted at the end of Section 12.2 of the Indenture:

“In addition, the Trustee shall have the right to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Company and the Guarantors shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company and/or the Guarantors elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s reasonable and good faith understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable and good faith reliance upon and compliance with such instructions, notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions (provided, such instructions purport to originate from a person authorized by the incumbency certificate and the Trustee believes in good faith that the instructions are genuine), and the risk of interception and misuse by third parties.”

ARTICLE IV

Miscellaneous

SECTION 4.1 Notices.    All notices and other communications to the Company or a Guarantor shall be given as provided in the Indenture to the Company or a Guarantor, as the case may be, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 4.2 Parties.    Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4.3 Governing Law.    This Third Supplemental Indenture shall be governed by the laws of the State of New York, without regard to conflicts of law principles.

SECTION 4.4 Severability Clause.    In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 4.5 Ratification of Indenture; Third Supplemental Indenture Part of Indenture.    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby; provided, however, that only holders of Securities hereafter authenticated and delivered shall be bound by Article II.

SECTION 4.6 Counterparts.    The parties hereto may sign one or more copies of this Third Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 4.7 Headings.    The headings of the Articles and the sections in this Third Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 4.8 Trustee.    The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

Address:	REYNOLDS AMERICAN INC.,
401 North Main Street
Winston-Salem, NC 27101
	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President and Treasurer

Address: One Plaza La Prensa Santa Fe, New Mexico 87507	SANTA FE NATURAL TOBACCO COMPANY, INC., as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	R. J. REYNOLDS TOBACCO COMPANY, as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	R. J. REYNOLDS TOBACCO CO., as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

Address: 1007 North Orange Street Suite 1402 Wilmington, DE 19801	REYNOLDS FINANCE COMPANY as Guarantor

	By:	/s/ Caroline M. Price
		Name:	Caroline M. Price
		Title:	President

Address: 401 North Main Street Winston-Salem, NC 27101	REYNOLDS INNOVATIONS, INC. as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	CONWOOD HOLDINGS, INC., as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

Address: 5106 Tradeport Drive Memphis, TN 38141	AMERICAN SNUFF COMPANY, LLC, as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	ROSSWIL LLC, as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

Address:	R.J. REYNOLDS TOBACCO HOLDINGS, INC.,
401 North Main Street	as Guarantor
Winston-Salem, NC 27101

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	R. J. REYNOLDS GLOBAL PRODUCTS, INC., as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Vice President and Treasurer

Address: 401 North Main Street Winston-Salem, NC 27101	RAI SERVICES COMPANY, as Guarantor

	By:	/s/ Daniel Fawley
		Name:	Daniel A. Fawley
		Title:	Senior Vice President and Treasurer

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie H Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE